Exhibit 5.1

Anadarko Petroleum Corporation

1201 Lake Robbins Drive
The Woodlands, Texas 77380
August 12, 2016

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (“Securities”) consisting of (a) shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), (b) shares of the Company’s preferred stock, par value $1.00 per share (“Preferred Stock”), (c) the Company’s debt securities, in one or more series (“Debt Securities”), (d) the Company’s depositary shares representing fractional shares of Preferred Stock (“Depositary Shares”), (e) contracts for the purchase and sale of debt or equity securities of the Company or third parties or a combination thereof (“Purchase Contracts”) and (f) units consisting of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Purchase Contracts, equity securities of a third party or a combination thereof ( “Units”), each on the terms and conditions to be determined at the time of each offering.
We have examined originals or certified copies of (i) the Registration Statement, (ii) the Prospectus, (iii) the Company’s Restated Certificate of Incorporation, dated May 21, 2009, (iv) the Company’s By-Laws, as amended and restated as of September 15, 2015, (v) the Indenture dated as of September 19, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly, The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), the form and terms of any series of Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture delivered pursuant to and supplementing such Indenture (the Indenture in (v) as so supplemented referred to herein as the “Indenture”) and (vi) such corporate records of the Company, including the records of corporate proceedings relating to the filing of the Registration Statement and any amendments thereto, and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. As to various questions of fact relevant to this opinion, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.
Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:
1.    With respect to Securities constituting Common Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of offering thereof and related matters and (ii) such Common Stock has been validly issued and delivered, with certificates representing such

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

August 12, 2016 Page 2

Common Stock having been validly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of either (a) the applicable definitive purchase, underwriting or similar agreement or, (b) if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, Preferred Stock, Purchase Contracts or Units, the Indenture, Certificate of Designation, Purchase Contract Agreement or Unit Agreement (each as defined herein) related thereto, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock validly issued upon exchange or conversion of any Securities constituting Debt Securities, Preferred Stock, Purchase Contracts or Units that are exchangeable for or convertible into Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.
2.    With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of the offering thereof and related matters, (ii) the Company has taken all necessary action to designate and establish the terms of such Preferred Stock and has caused a certificate of designation (a “Certificate of Designation”) with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock has been validly issued and delivered, with certificates representing such Preferred Stock having been validly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of either (a) the applicable definitive purchase, underwriting or similar agreement or, (b) if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, Purchase Contracts or Units, the Indenture, Purchase Contract Agreement or Unit Agreement related thereto, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock validly issued upon exchange or conversion of any Securities constituting Debt Securities, Purchase Contracts or Units that are exchangeable for or convertible into Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.
3.    With respect to Securities constituting Debt Securities, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the Company has taken all necessary action to establish the form and terms of such Debt Securities and the Indenture and any supplemental indenture thereto or officers’ certificate delivered pursuant thereto relating to such Debt Securities have been duly authorized and validly executed and delivered by the parties thereto with the terms of such Debt Securities having been set forth in such Indenture or such a supplemental indenture or officers’ certificate, (iii) the Trustee under the Indenture is eligible and has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been validly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and the applicable resolution of the Board of Directors of the Company or duly authorized committee thereof (the “Company Board”) or supplemental indenture or officers’ certificate relating to such Debt Securities and either (a) the applicable definitive purchase, underwriting or similar agreement or, (b) if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Stock, Purchase Contracts or Units, the Certificate of Designation, Purchase Contract Agreement or Unit Agreement related thereto, against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities (including any Debt Securities validly issued upon exchange or conversion of any Securities constituting Preferred Stock, Purchase Contracts or Units that are exchangeable for or convertible into Debt Securities) will have been duly authorized and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

August 12, 2016 Page 3

4.    With respect to Securities constituting Depositary Shares, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Depositary Shares, the terms of the offering thereof and related matters, (ii) the actions with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph 2 above have been taken and such Preferred Stock has been validly deposited with the Depositary (defined below) under the applicable Depositary Agreement (defined below), and (iii) such Depositary Shares have been validly issued and delivered, with Depositary Receipts (defined below) representing such Depositary Shares having been validly executed, countersigned, registered and delivered in accordance with the terms of the applicable Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Depositary Shares will have been duly authorized and validly issued.
5.    With respect to Securities constituting Purchase Contracts, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Purchase Contracts, the terms of the offering thereof and related matters, (ii) the Company has taken all necessary action to establish the form and terms of such Purchase Contracts and one or more purchase contract agreements (each, a “Purchase Contract Agreement”) as may be entered into between the Company and the purchase contract agent named therein (the “Purchase Contract Agent”), is entered into in connection with the issuance of such Purchase Contracts and has been duly authorized and validly executed and delivered by the Purchase Contract Agent and the Company, and (iii) such Purchase Contracts have been validly executed, authenticated, issued and delivered in accordance with the terms of the applicable Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Purchase Contracts will have been duly authorized and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.    With respect to Securities constituting Units, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Units, the terms of the offering thereof and related matters, (ii) the Company has taken all necessary action to establish the form and terms of such Units and one or more unit agreements (a “Unit Agreement”), as may be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units, is entered into in connection with the issuance of such Units and has been duly authorized and validly executed and delivered by the Unit Agent and the Company, and (iii) such Units have been validly executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Units will have been duly authorized and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
The opinions and other matters in this opinion are qualified in their entirety and subject to the following:
A.    We have assumed that, in the case of each offering and sale of Securities:
(i)the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective under the Act and, if such Securities constitute Debt Securities, the Trustee will have been eligible and qualified, and the Indenture will have been qualified, under the TIA and such effectiveness or qualification shall not have been terminated or rescinded;

(ii)a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities;

August 12, 2016 Page 4

(iii)such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (defined below) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(iv)unless such Securities constitute, or a component thereof constitutes, (a) Common Stock issuable upon exchange or conversion of Securities constituting Preferred Stock, Debt Securities, Purchase Contracts or Units, (b) Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, Purchase Contracts or Units, or (c) Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, Purchase Contracts or Units, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(v)at the time of the issuance of such Securities, the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation;

(vi)the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or other organizational documents of the Company or any applicable Law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and, if such Securities constitute, or a component thereof constitutes, Debt Securities, Purchase Contracts or Units, in conformity with the Indenture and the applicable resolution of the Company Board, supplemental indenture or officers’ certificate relating to such Debt Securities, Purchase Contract Agreement relating to such Purchase Contracts or Unit Agreement relating to such Units, as applicable;

(vii)if such Securities constitute, or a component thereof constitutes, Common Stock, Preferred Stock or Depositary Shares in respect of underlying Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of the Company and will have not otherwise been issued or reserved for issuance, (b) the consideration for the issuance and sale of such Common Stock, Preferred Stock or Depositary Shares established by the Company and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if (A) such Common Stock is issuable upon exchange or conversion of Securities constituting Preferred Stock, the Certificate of Designation related thereto, or (B) such Common Stock or Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, Purchase Contracts or Units, the Indenture, Purchase Contract Agreement or Unit Agreement related thereto, as applicable) will not be less than the par value of such Common Stock or Preferred Stock or the Preferred Stock underlying such Depositary Shares, as applicable, and (c) any certificates representing such Common Stock or Preferred Stock will satisfy any requirements of applicable Law;

(viii)if (a) such Securities constitute, or a component thereof constitutes, Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, the actions with respect to such Preferred Stock referred to in paragraph 2 above will have been taken, (b) such Securities constitute, or a component thereof constitutes, Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, the actions with respect to such Debt Securities referred to in paragraph 3 above will have been taken, or (c) such Securities constitute, or a component thereof constitutes, Common Stock, Preferred Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Purchase Contracts or Units, the action with respect to such Purchase Contracts or Units referred to in paragraph 5 or 6 above, as applicable, will have been taken;

August 12, 2016 Page 5

(ix)if (a) such Securities constitute, or a component thereof constitutes, Preferred Stock (or constitute Depositary Shares in respect of underlying Preferred Stock) that is exchangeable for or convertible into Securities constituting Common Stock or Debt Securities, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock or Debt Securities upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and, in the case of Common Stock, to reserve such Common Stock for issuance upon such exchange or conversion, (b) such Securities constitute, or a component thereof constitutes, Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Debt Securities (including, in the case of Preferred Stock, the preparation and filing of a Certificate of Designation with respect to such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion, or (c) such Securities constitute, or a component thereof constitutes, Purchase Contracts or Units that are exchangeable for or convertible into Securities constituting Common Stock, Preferred Stock or Debt Securities, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock, Preferred Stock or Debt Securities upon exchange or conversion of such Purchase Contracts or Units (including, in the case of Preferred Stock, the preparation and filing of a Certificate of Designation with respect to such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and, in the case of Common Stock or Preferred Stock, to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion;

(x)if such Securities constitute, or a component thereof constitutes, Debt Securities (or constitute Preferred Stock, Purchase Contracts or Units exchangeable or convertible into Debt Securities), Purchase Contracts or Units, the officers’ certificate or supplemental indenture to the Indenture establishing any terms of such Debt Securities different from those in the Indenture, or the Purchase Contracts Agreement or Unit Agreement establishing any terms of such Purchase Contracts or Units, as applicable, shall not include any provision that is unenforceable against the Company;

(xi)if such Securities constitute, or a component thereof constitutes, Depositary Shares, a depositary agreement (the “Depositary Agreement” and, with any Indenture, Purchase Contract Agreement or Unit Agreement, each, an “Instrument”) relating to such Depositary Shares and the related depositary receipts evidencing such Depositary Shares (“Depositary Receipts”) and not including any provision that is unenforceable against the Company will have been duly authorized and validly executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (the “Depositary”); and

(xii)if such Securities constitute, or a component thereof constitutes, Debt Securities, Depositary Shares, Purchase Contracts or Units, the applicable Instrument and, if such Securities constitute Preferred Stock, Purchase Contracts or Units exchangeable or convertible into Debt Securities, the Indenture related to such Debt Securities, in each case, will (a) contain a provision selecting the Laws of the State of New York as the governing law for such Instrument and Securities issued pursuant thereto and (b) constitute the valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms.

B.    We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States, (ii) the General Corporation Law of the State of Delaware and (iii) the State of New York.

August 12, 2016 Page 6

C.    The matters expressed in this opinion are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.
D.    With respect to our opinions expressed above, as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that (a) a New York statute provides that with respect to a foreign currency obligation, a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (b) with respect to a foreign currency obligation, a United States federal court in New York may award judgment in United States dollars, provided that we express no opinion as to the rate of exchange such court would apply.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.
Very truly yours,

/s/ Vinson & Elkins L.L.P.